UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2007
 Date of Report (Date of earliest event reported)

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Jay Street
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. (a)   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 13, 2007, the management of 8x8, Inc. (the "Company", "our" or "we") determined that our accounting treatment of warrants issued to three investors in three different equity financings that we consummated in fiscal 2005 and 2006 ("Equity Financings") was incorrect and determined that we are required to restate our previously audited financial statements for the years ended March 31, 2005 and March 31, 2006 and our unaudited financial statements for the quarters ended June 30, 2006, September 30, 2006, and December 31, 2006, that we previously filed with the Securities and Exchange Commission (the "SEC"). As a result, our Audit Committee, Board of Directors and management have concluded that the financial statements during these periods should no longer be relied upon. We intend to include restated financial statements for the fiscal years ended March 31, 2005 and 2006 in our Annual Report on Form 10-K for the year ended March 31, 2007 and file amended reports on Form 10-Q with the restated quarterly financial statements and amended "Management's Discussion and Analysis of Financial Condition and Results of Operations" together with our Annual Report on Form 10-K no later than the fifteenth calendar day following the prescribed due date.

Background: In the Company's fiscal years 2005 and 2006, the Company entered into three separate equity financing transactions involving the sale of shares of our common stock and warrants to purchase shares of our common stock in a registered offering under the Securities Act of 1933, as amended. Each purchaser in the offerings received warrants with a term of five years to purchase the shares of common stock at a specified exercise price. The terms of the warrants specify that the Company is to deliver freely tradable shares upon exercise by the warrant holder. The prospectus for the shares issuable upon exercise of the warrant has been in effect since the original issuance date of the warrant and the warrant holders have been continuously able to receive freely tradable shares of common stock upon exercise of the warrants at any time. The Company updates the prospectus through the filing of periodic reports, including Current Reports on Form 8-K, to incorporate other information about the Company into the prospectus from time to time. The Company expects the prospectus to remain available for sale and delivery of the shares issuable upon exercise of these warrants until the warrants either are exercised or expire by their terms. In fiscal years 2005 and 2006, our audited financial statements accounted for these warrants as equity, which we believed was in accord with Emerging Issues Task Force Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company's Own Stock" ("EITF 00-19").

The Company recently determined that these warrants should be accounted for as liabilities, because the possibility, however likely or unlikely, that the Company would be unable to deliver registered shares upon a future exercise of these warrants means that the warrants are deemed to include a "net cash settlement" provision within the meaning of EITF 00-19. The required accounting for a warrant with a "net cash settlement" provision under EITF 00-19 is to estimate the fair value on the date of issuance and to record a liability equal to that value to reflect the required assumption that the Company will breach its obligation to deliver registered shares in the future (which we refer to as a "presumed breach"). In addition, changes in the fair value as of the end of each subsequent reporting period must be accounted for as income or expense under EITF 00-19. Consequently, our restated financial statements, as well as our financial statements for the year ended March 31, 2007 will reflect a liability for the warrants and reflect a gain or loss for the change in their fair value from period-to-period since there is a possibility, even if remote, that the warrants could be cash settled if there were a presumed breach of the agreement. The provisions of EITF 00-19 stipulate, that unless the warrant agreement explicitly states that net cash settlement is not available, there is a presumption in the event registered shares are not available at exercise that a company's obligation and method of settlement would be a net cash payment to the warrant holder in an amount equal to the fair value amount determined under EITF 00-19. The amount we record as a liability under EITF 00-19 is not, nor do we intend for it to be an admission or stipulation of the amount that we would owe or be obligated to pay the warrant holder in the event of an actual breach by us of the warrant terms. In fact, we have made no determination of the amount of liability, if any, that we would owe to the warrant holder in the event of such a breach.

IMPACT OF RESTATEMENT ON PREVIOUSLY REPORTED AMOUNTS:

The Company is completing its analysis of the impact that the correction of this error will have on its previously reported financial statements. The Company has determined, however, that the correction of this error will have no impact on previously reported revenue or net cash flows for the fiscal years ended March 31, 2005, 2006 and 2007. Based on the Company's initial review, we believe that the resulting non-cash charges or credits to the financial statements for the years ended March 31, 2005, 2006 and 2007 are material. The estimated impact of recording warrants as a liability on the balance sheet is as follows:

Fiscal Year Ended	Estimated Liability at Period End (in millions)

2005	$ 5
2006	$ 7
2007	$ 3

The estimated impact on the previously reported net income (loss) of recording the warrants as a liability for fiscal years ended March 31, 2005 and 2005 and on our preliminary results for 2007 previously announced on our Form 8-K for the year ended March 31, 2007 are as follows:

Fiscal Year Ended	Reported Net Income (loss) at Period End (in millions)	Estimated Restated Net Income (loss) at Period End (in millions)

2005	$ (19)	$ (15)
2006	$ (24)	$ (23)
2007	$ (14)	$ (10)

IMPACT OF RESTATEMENT ON MANAGEMENT'S ASSESSMENT OF DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING:

In light of the matters disclosed in this Form 8-K, the Company is assessing the adequacy and effectiveness of its disclosure controls and procedures and its internal control over financial reporting.

Management intends to complete its analysis of the adequacy and effectiveness of its disclosure controls and procedures and its internal control over financial reporting on or before June 29, 2007.

Management and the Audit Committee have discussed the matters disclosed in this Item 4.02(a) with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated June 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2007

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer, Vice President of Finance and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press release dated June 15, 2007

*    Also provided in PDF format as a courtesy.